EXHIBIT 99.1
Press Release
VICORP ANNOUNCES APPOINTMENT OF NEW DIRECTOR TO ITS BOARD
September 7, 2005 — VICORP Restaurants, Inc. (“VICORP”) is pleased to announce the appointment of Kenneth L. Keymer to its Board of Directors effective September 1, 2005. Mr. Keymer is the President of Popeyes® Chicken & Biscuits, CEO of AFC Enterprises Inc., the franchisor and operator of Popeyes®, and a 27-year restaurant industry veteran.
Mr. Keymer joins VICORP’s Board with extensive experience in operations, franchising, and strategic planning. He previously served as President and Co-Chief Executive Officer and Member of the Board of Directors of Noodles & Company, which is based in Boulder, Colorado. From 1996 to 2002 he held the title of President and Chief Operating Officer at Sonic Corporation, and was a member of the Board of Directors. He also held senior positions at Taco Bell, Boston Chicken, and Perkins Family Restaurants.
A graduate of the United States Naval Academy with a B.S. in Engineering, Mr. Keymer earned an M.S.A. in Information Technology from George Washington University. After leaving active duty as a Lieutenant Commander, his first restaurant industry experience was as Director of Management Development and Training for Hardees Food Systems.
About VICORP Restaurants, Inc.
VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. VICORP, founded in 1958, has 381 restaurants in 25 states, consisting of 281 company-operated restaurants and 100 franchised restaurants. Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner. Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients. Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.
Safe Harbor Statement
This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the

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industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement. See the “Risk Factors” section of our Registration Statement dated July 9, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect us and our operations. Such factors include the following: competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
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VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

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